As filed with the Securities and Exchange Commission on October 1, 2015

Registration No. 333-189018, 333-189012,

333-183589, 333-167682, 333-159227,

333-151756, 333-125231, 333-115541,

333-108638, 333-90024, 333-75176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-189018

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-189012

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-183589

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-167682

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-159227

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-151756

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-125231

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-115541

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-108638

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-90024

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-75176

UNDER

THE SECURITIES ACT OF 1933

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4088127
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1023 Cherry Road

Memphis, Tennessee 38117

(Address of principal executive offices, including zip code)

Wright Medical Group, Inc. Second Amended and Restated 2009 Equity Incentive Plan

Amended and Restated 2002 Employee Stock Purchase Plan

Stock options granted under BioMimetic Therapeutic, Inc.’s 2001 Long-Term Stock Incentive Plan, as amended and

BioMimetic Therapeutic, Inc.’s 2012 Equity Incentive Plan and assumed by the Registrant

Inducement Stock Option Awards

Wright Medical Group, Inc. Fifth Amended and Restated 1999 Equity Incentive Plan

Wright Medical Group, Inc. Fourth Amended and Restated 1999 Equity Incentive Plan

Wright Medical Group, Inc. Third Amended and Restated 1999 Equity Incentive Plan

Wright Medical Group, Inc. Second Amended and Restated 1999 Equity Incentive Plan

Wright Medical Group, Inc. 2002 Employee Stock Purchase Plan

Amended and Restated Wright Medical Group, Inc. 1999 Equity Incentive Plan

(Full title of the plans)

Robert J. Palmisano

President and Chief Executive Officer

Wright Medical Group, Inc.

1023 Cherry Road

Memphis, Tennessee 38117

(901) 867-9971

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Marko S. Zatylny

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments, filed by Wright Medical Group, Inc., a Delaware corporation (the “Registrant”), remove from registration all shares of the Registrant’s common stock, preferred stock, debt securities, warrants, rights and units (“Securities”) registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	the Registration Statement on Form S-8 (File No. 333-189018), pertaining to the Wright Medical Group, Inc. Second Amended and Restated 2009 Equity Incentive Plan and the Wright Medical Group, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, which was filed with the Commission on May 31, 2013;

•	the Registration Statement on Form S-8 (File No. 333-189012), pertaining to the stock options granted under the BioMimetic Therapeutic, Inc. 2001 Long-Term Stock Incentive Plans, as amended and the BioMimetic Therapeutic, Inc. 2012 Equity Incentive Plan and assumed by the Registrant, which was filed with the Commission on May 31, 2013;

•	the Registration Statement on Form S-8 (File No. 333-183589), pertaining to the Inducement Stock Option Awards, which was filed with the Commission on August 28, 2012;

•	the Registration Statement on Form S-8 (File No. 333-167682), pertaining to the Wright Medical Group, Inc. Amended and Restated 2009 Equity Incentive Plan and Inducement Stock Award, which was filed with the Commission on June 22, 2010;

•	the Registration Statement on Form S-8 (File No. 333-159227), pertaining to the Wright Medical Group, Inc. Amended and Restated 2009 Equity Incentive Plan, which was filed with the Commission on May 14, 2009;

•	the Registration Statement on Form S-8 (File No. 333-151756), pertaining to the Wright Medical Group, Inc. Fifth Amended and Restated 1999 Equity Incentive Plan, which was filed with the Commission on June 18, 2008;

•	the Registration Statement on Form S-8 (File No. 333-125231), pertaining to the Wright Medical Group, Inc. Fourth Amended and Restated 1999 Equity Incentive Plan, which was filed with the Commission on May 25, 2005;

•	the Registration Statement on Form S-8 (File No. 333-115541), pertaining to the Wright Medical Group, Inc. Third Amended and Restated 1999 Equity Incentive Plan, which was filed with the Commission on May 14, 2004;

•	the Registration Statement on Form S-8 (File No. 333-108638), pertaining to the Wright Medical Group, Inc. Second Amended and Restated 1999 Equity Incentive Plan, which was filed with the Commission on September 9, 2003;

•	the Registration Statement on Form S-8 (File No. 333-90024), pertaining to the Wright Medical Group, Inc. 2002 Employee Stock Purchase Plan, which was filed with the Commission on June 7, 2002; and

•	the Registration Statement on Form S-8 (File No. 333-75176), pertaining to the he Wright Medical Group, Inc. Amended and Restated 1999 Equity Incentive Plan, which was filed with the Commission on December 14, 2001.

Pursuant to an Agreement and Plan of Merger dated October 27, 2014 among the Registrant, Tornier N.V., a Dutch public limited company (naamloze vennootschap) (“Tornier”), Trooper Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of Tornier, and Trooper Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Tornier (“Merger Sub”), Merger Sub will merge with and into the Registrant, with the Registrant as the surviving corporation and an indirect wholly-owned subsidiary of Tornier (the “Merger”). As a result of the Merger, Tornier will be renamed “Wright Medical Group N.V.” The Merger became effective on October 1, 2015.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the Securities registered but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 1, 2015.

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Robert J. Palmisano
Name:	Robert J. Palmisano
Title:	President and Chief Executive Officer

No other person is required to sign these post-effective amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.